EXHIBIT 5.2
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PARTRIDGE SNOW & HAHN LLP                         180 South Main Street
Counselors at Law                                 Providence, RI 02903-7120
                                                  401-861-8200, FAX 401-861-8210


                                                                 August 10, 2004

Nestor, Inc.
400 Massasoit Avenue, Suite 200
East Providence, Rhode Island  02914-2020

            Re:   Registration Statement on Form S-2
                  File No. 333-117019

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-2 (SEC File No. 333-117019) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 427,397 shares of Common Stock, $.01 par value per share (the "Shares"), of Nestor, Inc., a Delaware corporation (the "Company"), which Shares may be sold by a certain stockholder of the Company (the "Selling Stockholder").

     Four hundred two thousand, eight hundred fifty seven (402,857) Shares (the "Principal Shares") are to be issued by the Company to the Selling Stockholder upon conversion of the principal amount of a convertible note (the "Convertible Note") issued by the Company to the Selling Stockholder on January 14, 2004 and amended by that certain Amendment to Convertible Note (the "Amendment") by and between the Company and the Selling Stockholder dated as of August 9, 2004.
Twenty four thousand, five hundred forty (24,540) Shares (the "Interest Shares"), are to be issued by the Company to the Selling Stockholder upon conversion of accrued interest on the Note.

     We are acting as counsel for the Company in connection with the sale by the Selling Stockholder of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Convertible Note, the Amendment, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Nestor, Inc.
June 30, 2004
Page 2


     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares by the Selling Stockholder, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Rhode Island, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Principal Shares and the Interest Shares have been duly and validly authorized for issuance and, when the Principal Shares and the Interest Shares are issued upon the conversion of the principal amount of, and accrued interest on, the Convertible Note, respectively, in accordance with the terms of the Convertible Note, such Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     PARTRIDGE, SNOW & HAHN, LLP



                                                     By:  /s/ James H. Hahn
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                                                          James H. Hahn, Partner